[LETTERHEAD OF KGA GROUP]


                                           June 20, 2001


Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549


Re: COMPUTER AUTOMATION SYSTEMS, INC., a Nevada corporation, Commission file No. 0-27419


Ladies and Gentlemen:

We were previously the independent accountants for COMPUTER AUTOMATION SYSTEMS, INC. ("Company") and on March 2, 2001, we reported on the financial statements of the Company for the year ended December 31, 2000.

We have read the Company's statements included under Item 4 of its current report on Form 8-K dated June 18, 2001, and have no disagreements with the disclosure made therein.

                                            Very truly yours,

                                            /s/ King, Griffin & Adamson

                                            KING, GRIFFIN & ADAMSON